Exhibit 23.2

Consent of Independent Registered Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-8 of our report dated June 2, 2005, (except for Notes 2, 3 and 7 as to which the date is May 31, 2006) relating to the financial statements of TerreStar Networks, Inc.

/s/ FRIEDMAN LLP

East Hanover, New Jersey

August 23, 2006